UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 4, 2022 (July 29, 2022)
L3HARRIS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1025 West NASA Boulevard
Melbourne,	Florida	32919
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (321) 727-9100

No change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	LHX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01    Entry into a Material Definitive Agreement.

On July 29, 2022, L3Harris Technologies, Inc. (“L3Harris”) established a new $2 billion, five-year senior unsecured revolving credit facility (the “New Credit Facility”) by entering into a Revolving Credit Agreement (the “New Credit Agreement”) with (i) the lenders from time to time party thereto; (ii) JPMorgan Chase Bank, N.A., as administrative agent, as an issuing bank for letters of credit and as swingline lender; (iii) Bank of America, N.A., Citibank, N.A., Morgan Stanley Senior Funding, Inc., Wells Fargo Bank, National Association, and U.S. Bank National Association, as co-syndication agents; and (iv) JPMorgan Chase Bank, N.A., BofA Securities, Inc., Citibank, N.A., Morgan Stanley Senior Funding, Inc., Wells Fargo Securities, LLC, and U.S. Bank National Association, as joint lead arrangers and joint bookrunners.
The New Credit Facility replaces L3Harris’ prior $2 billion, five-year senior unsecured revolving credit facility established under the Revolving Credit Agreement, dated as of June 28, 2019 (the “2019 Credit Agreement”).
L3Harris had entered into the 2019 Credit Agreement with (i) the lenders from time to time party thereto; (ii) JPMorgan Chase Bank, N.A., as administrative agent, as an issuing bank for letters of credit and as swingline lender; (iii) Citibank, N.A., Bank of America, N.A., Morgan Stanley MUFG Loan Partners, LLC and Wells Fargo Bank, National Association, as co-syndication agents; and (iv) JPMorgan Chase Bank, N.A., Citibank, N.A., Bank of America Securities, Inc., Morgan Stanley MUFG Loan Partners, LLC and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners. The 2019 Credit Agreement was terminated concurrently with the effectiveness of, and as a condition of entering into, the New Credit Agreement. No loans or letters of credit under the 2019 Credit Agreement were outstanding at the time of, or were repaid in connection with, such termination. The 2019 Credit Agreement was scheduled to terminate on June 28, 2024, and L3Harris incurred no early termination penalties as a result of such termination.
The New Credit Agreement provides for the extension of credit to L3Harris in the form of revolving loans, swingline loans and letters of credit, at any time and from time to time during the term of the New Credit Agreement, in an aggregate principal amount at any time outstanding not to exceed $2 billion, with a sub-limit of $200 million for swingline loans and a sub-limit of $350 million for letters of credit. Borrowings under the New Credit Agreement may be denominated in U.S. Dollars, Euros, Sterling and any other currency (x) that is a lawful currency (other than U.S. dollars) that is readily available and freely transferable and convertible into U.S. Dollars, and (y) that is agreed to by the administrative agent and each of the lenders, with a non-U.S. currency sub-limit of $400 million. The New Credit Agreement includes a provision pursuant to which, from time to time, L3Harris may request that the lenders in their discretion increase the maximum amount of commitments under the New Credit Agreement by an amount not to exceed $1 billion. Only consenting lenders (including new lenders reasonably acceptable to the administrative agent) will participate in any increase. L3Harris has no obligation to offer the right to participate in such increase to any or all of the existing lenders. In no event will the maximum amount of credit extensions available under the New Credit Agreement exceed $3 billion.
The proceeds of loans or letters of credit borrowings under the New Credit Agreement are restricted from being used for Hostile Acquisitions (as defined in the New Credit Agreement) or for any purpose in contravention of applicable laws. L3Harris is not otherwise restricted under the New Credit Agreement from using the proceeds of loans or letters of credit borrowings under the New Credit Agreement for working capital and other general corporate purposes or from using the New Credit Facility to refinance existing debt and to repay maturing commercial paper issued by L3Harris from time to time. Subject to certain conditions stated in the New Credit Agreement (including the absence of any default and the accuracy of certain representations and warranties), L3Harris may borrow, prepay and re-borrow amounts under the New Credit Agreement at any time during the term of the New Credit Agreement.
The New Credit Agreement provides that L3Harris may designate wholly-owned subsidiaries organized in the United States, Canada or the United Kingdom (or such other jurisdictions as all lenders shall approve) as borrowers under the New Credit Agreement. The obligations of any such subsidiary borrower shall be guaranteed by L3Harris.
The New Credit Agreement provides that L3Harris may from time to time designate certain of its subsidiaries as unrestricted subsidiaries. At July 29, 2022, no subsidiaries of L3Harris were unrestricted subsidiaries under the New Credit Agreement.

At L3Harris’ election, borrowings under the New Credit Agreement denominated in U.S. Dollars will bear interest either at (i) for each adjusted term SOFR loan, the sum of the term secured overnight funding rate (“SOFR”) rate for any tenor comparable to the applicable interest period selected two U.S. government securities business days prior to the commencement of such tenor, plus 0.10% (provided that if the adjusted term SOFR rate is less than 0%, then it shall be deemed 0%), plus an applicable margin, (ii) for each adjusted daily simple SOFR loan, SOFR for the day (the “SOFR Rate Day”) that is five U.S. government securities business days prior to (x) if such day is a U.S. government securities business day, such SOFR Rate Day, or (y) if such SOFR Rate Day is not a U.S. government securities business day, the U.S. government securities business day immediately preceding such SOFR Rate Day, plus 0.10% (provided that if the adjusted daily simple SOFR rate is less than 0%, then it shall be deemed 0%), plus an applicable margin, or (iii) for each base rate loan, the base rate (described below) plus an applicable margin.
The applicable interest rate margin over the term benchmark rates (with respect to the adjusted term SOFR loans and adjusted daily simple SOFR loans) is initially equal to 1.125%, but may increase (to a maximum amount of 1.750%) or decrease (to a minimum amount of 1.000%) based on changes in the ratings of L3Harris’ senior unsecured long-term debt securities (“Senior Debt Ratings”).
The base rate is a rate per annum equal to the greatest of (i) the prime rate in effect on such day, (ii) the NYFRB Rate (which is defined in the New Credit Agreement as the greater of (a) the federal funds rate in effect and (b) the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in U.S. Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York as set forth on the Federal Reserve Bank of New York’s website from time to time, and published on the next succeeding business day by the Federal Reserve Bank of New York as an overnight bank funding rate) in effect on such day plus 0.50%; and (c) the adjusted term SOFR rate for a one month interest period plus 1%, provided that the adjusted term rate for any day shall be based on the term SOFR reference rate at approximately 5:00 a.m. Chicago time on such day. The applicable interest rate margin over the base rate is initially equal to 0.125%, but may increase (to a maximum amount of 0.750%) or decrease (to a minimum amount of 0.000%) based on changes in L3Harris’ Senior Debt Ratings.
Borrowings under the New Credit Agreement denominated in a currency other than U.S. Dollars, such as in Euro, will bear interest at (a) the EURIBO rate for the applicable interest period multiplied by (b) the statutory reserve rate, plus an applicable margin, as described above, plus, in some cases, additional costs. Letter of credit fees are also determined based on L3Harris’ Senior Debt Ratings.
In addition to interest payable on the principal amount of indebtedness outstanding from time to time under the New Credit Agreement and letter of credit fees, L3Harris is required to pay a quarterly unused commitment fee, which shall accrue at an applicable rate per annum multiplied by the actual daily amount of the lenders’ aggregate unused commitments under the New Credit Agreement. The applicable rate per annum for the unused commitment fee is initially equal to 0.110%, but may increase (to a maximum amount of 0.250%) or decrease (to a minimum amount of 0.090%) based on changes in L3Harris’ Senior Debt Ratings.
The New Credit Agreement contains certain representations and warranties of L3Harris for the benefit of the administrative agent and the lenders, including, but not limited to, representations relating to: due incorporation and good standing; due authorization of the New Credit Agreement documentation; absence of any requirement for governmental or third party authorization for the due execution, delivery and performance of the New Credit Agreement documentation; enforceability of the New Credit Agreement documentation; accuracy of financial statements; no material adverse effect since December 31, 2021; absence of material undisclosed litigation on July 29, 2022; compliance with ERISA and environmental, anti-money laundering, sanctions, anti-corruption and certain other laws; intellectual property rights; payment of taxes; and solvency.
The New Credit Agreement contains certain affirmative covenants, including, but not limited to, covenants relating to: reporting obligations; maintenance of corporate existence and good standing; compliance with laws; maintenance of properties and insurance; payment of taxes; compliance with ERISA and environmental, anti-money laundering, sanctions, export controls, anti-corruption and certain other laws; and visitation and inspection by the administrative agent and the lenders. The New Credit Agreement also contains certain negative covenants, including, but not limited to, covenants: limiting certain liens on assets; limiting certain mergers, consolidations or sales of assets; and limiting certain investments in unrestricted subsidiaries. The New Credit Agreement also requires that L3Harris not permit its ratio of Consolidated Total Indebtedness to Total Capital, each as defined in the New Credit Agreement, to be greater than 0.65:1.00.

The New Credit Agreement contains certain events of default, including: failure to make payments under the New Credit Agreement; failure to perform or observe terms, covenants or agreements contained in the New Credit Agreement; material inaccuracy of any representation or warranty under the New Credit Agreement; payment default by L3Harris or certain of its subsidiaries under other indebtedness with a principal amount in excess of $200 million or acceleration of or ability to accelerate such other indebtedness; occurrence of one or more final judgments or orders for the payment by L3Harris or certain of its subsidiaries of money in excess of $200 million that remain unsatisfied; incurrence by L3Harris or certain of its subsidiaries of certain ERISA liability in excess of $200 million; any bankruptcy or insolvency of L3Harris or any material subsidiary; invalidity of New Credit Agreement documentation; or a Change of Control (as defined in the New Credit Agreement) of L3Harris. If an event of default occurs, then the lenders may, among other things, terminate their commitments and declare all outstanding borrowings to be immediately due and payable together with accrued interest and fees.
All principal amounts borrowed or outstanding under the New Credit Agreement are due on July 29, 2027, unless (i) the commitments are terminated earlier either at the request of L3Harris or if certain events of default described in the New Credit Agreement occur or (ii) the maturity date is extended pursuant to provisions allowing L3Harris, from time to time after July 29, 2023, but at least 45 days prior to the scheduled maturity date then in effect, to request that the scheduled maturity date then in effect be extended by one calendar year (with no more than one such extension permitted in any calendar year and no more than two such extensions during the term of the New Credit Agreement), subject to approval by lenders holding a majority of the commitments under the New Credit Agreement and satisfaction of certain conditions stated in the New Credit Agreement (including the absence of any default and the accuracy of certain representations and warranties); provided, however, that all revolving loans of those lenders declining to participate in the requested extension and whose commitments under the New Credit Agreement have not been replaced pursuant to customary replacement rights in favor of L3Harris shall remain due and payable in full, and all commitments under the New Credit Agreement of such declining lenders shall terminate, on the maturity date in effect prior to the requested extension. At July 29, 2022, no borrowings were outstanding under the New Credit Agreement.
Certain of the financial institutions party to the New Credit Agreement or the 2019 Credit Agreement and/or their respective affiliates, from time to time, have performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for L3Harris, for which they have received or will receive customary fees and expenses.
The foregoing description of the New Credit Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the New Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.
Item 1.02 Termination of a Material Definitive Agreement.
The disclosure set forth in Item 1.01 of this Current Report on Form 8-K related to the 2019 Credit Agreement is incorporated by reference into this Item 1.02.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure set forth in Item 1.01 of this Current Report on Form 8-K related to the New Credit Agreement is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits.

      The following exhibits are filed herewith:

Exhibit Number	Description
10.1*	Revolving Credit Agreement, dated as of July 29, 2022, by and among L3Harris Technologies, Inc. and the other parties thereto.
104	Cover Page Interactive Data File formatted in Inline XBRL.
* Certain schedules and similar attachments have been omitted in reliance on Instruction 4 of Item 1.01 of Form 8-K and Item 601(a)(5) of Regulation S-K. L3Harris will provide, on a supplemental basis, a copy of any omitted schedule or attachment to the Securities and Exchange Commission or its staff upon request.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L3HARRIS TECHNOLOGIES, INC.
	By:	/s/ Michelle L. Turner
		Name:	Michelle L. Turner
Date: August 4, 2022		Title:	Senior Vice President and Chief Financial Officer

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